                                                                       FORM 10-Q

                                                                      EXHIBIT 11


                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS


                                                                     Three Months Ended
                                                                         December 31,
                                                                    1999             1998
                                                                -----------       ----------
PRIMARY
-------
Average shares outstanding                                        1,199,750        1,198,424
Net effect of dilutive
 stock options - based
 on the treasury stock
 method using average
 market price                                                        13,858             -    **
                                                                -----------       ----------
      Total Shares                                                1,213,608        1,198,424
                                                                -----------       ----------

Net Income (Loss)                                               $   226,391       $ (247,074)
                                                                -----------       ----------

                  Per Share                                     $       .19       $     (.21)
FULLY DILUTED                                                   ===========       ==========
-------------
Average shares outstanding                                        1,199,750        1,198,424

Net effect of dilutive
 stock options - based
 on the treasury stock
 method using period-end
 market price, if
 higher than average
 market price                                                       13,858*             -     **
                                                                -----------       ----------

                  Total Shares                                   1,213,608         1,198,424
                                                                -----------       ----------

Net Income (Loss)                                               $  226,391        $ (247,074)
                                                                ==========        ==========
                  Per Share                                     $      .19        $     (.21)
                                                                ==========        ==========



* Period-end market price is less than average market price, use same as primary shares.

**    Net effect of stock options was antidilutive for the period.


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